Exhibit B-73


                           ARTICLES OF ORGANIZATION OF

                           EPZ LEASE HOLDING B, L.L.C.

                           A LIMITED LIABILITY COMPANY


                                       I.

     The name of the limited liability company is EPZ Lease Holding B, L.L.C. (the "LLC").

                                       II.

     The initial registered agent of the LLC is Tommy Chisholm, and his address is 270 Peachtree Street, Suite 2200, Fulton County, Atlanta, Georgia 30303.

                                      III.

     The mailing address of the principal place of business is 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338.

                                       IV.

     The period of duration of the LLC is perpetual.

                                       V.

     The LLC shall have a manager.

                                       VI.

     A member, a manager, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the LLC.








                         (SIGNATURES ON FOLLOWING PAGE)

Dated                           , 1996


                                    Signed by:
                                    EPZ Lease, L.L.C. as Manager of
                                    EPZ Lease Holding B, L.L.C.:




                                    By:


                                    Name:

                                    Title: